UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 19, 2006
Stonepath Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16105	65-0867684
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Alaskan Way, Suite 200
Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (206) 336-5400
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future events and plans. We have based these forward-looking statements on our current expectations and projections about such future events and plans. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual events and plans to be materially different from any future events and plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “guidance,” “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue” or the negative of such terms or other similar expressions. Although it is impossible to identify all of the factors that may cause our actual events and plans to differ materially from those set forth in such forward-looking statements, such factors include the inherent risks associated with any significant business transaction, including the ability to satisfy both parties’ conditions to consummation of such a transaction. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.
Item 1.01 Entry into a Material Definitive Agreement.
On July 19, 2006, Stonepath Group, Inc. (the “Company”) entered into a Letter of Intent with ComVest Investment Partners, II, LLC (“ComVest”) and JTM Acquisition Corp. (“JTM” and, together with ComVest, the “Buyers”) for the sale (the “Sale”) to Buyers of the Company’s Stonepath Logistics International Services, Inc. and Stonepath Logistics (Germany) GmbH subsidiaries, for a proposed cash purchase price of $18.0 million, subject to reduction as a result of certain liabilities associated with the subsidiaries being sold. Consummation of the Sale is subject to conditions including Buyers’ completion of their due diligence analysis of the subsidiaries, receipt by Buyers and the Company of applicable consents and approvals, the receipt by the Company’s Board of Directors of a fairness opinion as to the purchase price from a valuation advisor, and the negotiation and execution of a definitive sale agreement. The Letter of Intent contemplates that a definitive sale agreement would be executed by August 7, 2006. Subject to the conditions contained in the Letter of Intent and in a definitive sale agreement, the parties anticipate closing the Sale by September 2006.
The founder and President of JTM is Jason F. Totah, who serves as the Company’s Chief Executive Officer.
The Letter of Intent is non-binding on the parties thereto except with respect to confidentiality provisions and an exclusivity provision whereby the Company has agreed, for a 45-day period commencing on July 19, 2006, not to negotiate with persons other than Buyers or solicit alternatives to the transaction with Buyers.
Item 5.02 Departure of Principal Officers; Appointment of Principal Officers.
As a result of his affiliation with JTM, while the Sale is pending, Jason Totah will temporarily step aside as the Company’s Chief Executive Officer effective July 20, 2006, until either the Sale is consummated, at which point it is contemplated that he will resign his position with the Company, or the Sale is abandoned, at which point it is contemplated that he would resume his position with the Company. Robert Arovas, currently the Company’s President and Chief Financial Officer, will resign his position as Chief Financial Officer and serve as the Company’s President and interim Chief Executive Officer effective July 20, 2006. Robert T. Christensen, currently the Company’s Vice President, Chief Accounting Officer and Controller, will resign this position, to which there will be no successor, and serve as the Company’s interim Chief Financial Officer effective July 20, 2006.
Information about Mr. Arovas and Mr. Christensen is set forth below.
Robert Arovas, 63, has served as the Company’s President since October 2004 and the Company’s Chief Financial Officer since December 2005. From June 1999 to July 2002, Mr. Arovas was the President and Chief Executive Officer of Geologistics Corporation, a privately held global logistics provider. Prior to that, Mr. Arovas was the Executive Vice President and Chief Financial Officer of the Fritz Companies from 1997 to 1999. Earlier in his career, Mr. Arovas held executive positions at various companies, including The Pittston Company and Burlington Air Express. Since 2002, Mr. Arovas has been on the board of directors of a privately held company, provided consulting services and been part of an acquisition group in the logistics area, among other interests. Mr. Arovas holds a Bachelor of Science from Syracuse University and is a Certified Public Accountant.
On February 3, 2005, the Company entered into an employment agreement with Mr. Arovas, providing for an employment term of five years ending on October 14, 2009. It provides Mr. Arovas with the right to an annual salary of $250,000 (which may be increased or decreased by the Board of Directors, but not to an amount less than $250,000), annual bonuses at the Company’s discretion, and options to purchase 200,000 shares of the Company’s Common Stock. Mr. Arovas is also entitled to certain severance benefits upon his death, disability or termination of employment. Pursuant to the employment agreement, Mr. Arovas is also entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement.
Mr. Christensen, 48, has served as the Company’s Vice President, Chief Accounting Officer and Controller since April 2005. Mr. Christensen has over 16 years experience in the logistics industry. Prior to joining the Company, he was the Vice President, Controller — USA of DHL Worldwide Express, Inc. following its acquisition of Airborne, Inc. in August 2003. From August 1998 to August 2003, Mr. Christensen was the Vice President, Corporate Controller of Airborne Express, Inc. and Chief Accounting Officer of Airborne, Inc. from December 2000 to August 2003. Mr. Christensen joined Airborne in 1988. Prior to joining Airborne, Inc. he held various positions of increasing responsibility in the audit practice of Touche Ross & Co. Mr. Christensen holds a Bachelor of Arts from the University of Washington and is a Certified Public Accountant.
Mr. Christensen’s employment terms are at will, at an annual salary of $157,500, with three weeks vacation each year and the Company’s standard health and retirement benefits. Upon joining the Company in April 2005, Mr. Christensen received an option to purchase 30,000 shares of the Company’s Common Stock at a price per share of $0.70.
Item 7.01 Regulation FD Disclosure.
On July 19, 2006, the Company announced that it had entered into the Letter of Intent. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release dated July 19, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONEPATH GROUP, INC.
Date: July 21, 2006	By:	/s/ Robert Arovas
		Name:	Robert Arovas
		Title:	President and Chief Financial Officer

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